Exhibit 10.2

AMENDMENT NO. 3 TO WARRANT AGREEMENT

THIS AMENDMENT NO. 3 TO WARRANT AGREEMENT (this “Amendment”), dated as of December 29, 2017, is made by and between Hickok Incorporated, an Ohio corporation (“Hickok”), and Roundball LLC, an Ohio limited liability company (“Roundball”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement (as defined below).

WHEREAS, Hickok and Roundball are parties to that certain Warrant Agreement, dated as of December 30, 2012, as amended by Amendment No. 1 thereto dated December 30, 2015 and Amendment No. 2 thereto dated December 20, 2016 (collectively, the “Agreement”), pursuant to which Roundball was granted the right and warrant to purchase from Hickok up to, subject to adjustment provided therein, One Hundred Thousand (100,000) shares of Hickok’s Class A Common Stock, without par value, at a purchase price per share of $2.50; and

WHEREAS, Hickok and Roundball desire to amend the Agreement extend the Expiration Date with respect to the exercise of such rights by Roundball thereunder.

NOW, THEREFORE, Hickok and Roundball hereby agree as follows:

(a)     Section 4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Expiration. This Warrant shall expire at the close of business on December 30, 2018 (the “Expiration Date”), and shall be void thereafter.”

(b)     The parties agree that the amendments set forth herein shall apply from and after the date hereof and that nothing contained herein shall be deemed to modify or waive any rights or obligations under the Agreement existing prior to that date.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Amendment by their duly authorized officers as of the date first above written.

HICKOK INCORPORATED		ROUNDBALL LLC

By:	/s/ Brian Powers	By:	/s/ Frederick Widen

	Brian Powers,		Frederick Widen,

	President and CEO		Manager